Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS OF $0.47 PER DILUTED SHARE FOR FIRST QUARTER 2006

First quarter 2006 total revenues of $276.5 million were double the revenues generated in first quarter of 2005

Asset Management pre-tax operating earnings of $26.8 million in the first quarter of 2006 equaled the segment’s pre-tax operating earnings for the full year of 2005

Global Markets’ performance was solid for the third consecutive quarter, with the segment earning $56.5 million in pre-tax operating income during the first quarter after breaking even in the first quarter of last year

Board of Directors approved $150 million increase in the company’s share repurchase program

JERSEY CITY, New Jersey (April 19, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings of $49.1 million, or $0.47 per diluted share, for the first quarter of 2006. For the first quarter of 2006, the Company recorded charges of $4.7 million, net of tax, or $0.05 per diluted share, relating to the costs associated with excess real estate capacity in Jersey City, N.J. Excluding this charge, first quarter 2006 operating earnings from continuing operations were $53.8 million, or $0.52 per diluted share.

“Continuing operations” include the company’s two operating business segments, Global Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

Revenues for the first quarter of 2006 were $276.5 million, compared to $137.6 million for the first quarter of 2005.

“Knight employees’ intense and concerted efforts over the last year implementing the strategic changes to our business model made our outstanding performance in the first quarter of 2006 possible,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Increasing automation in our broker-dealer operations since mid-2005 led directly to consistent, solid results for three consecutive quarters. However, it was in the market environment of the first quarter of 2006 where we saw the real success and potential of our efforts. By establishing greater operating efficiencies, we have addressed the issues that affect us in the down markets and are prepared to weather downturns and capitalize on the upside.”

	Q1 2006	Q1 2005
Revenues ($)	276,455,820	137,556,870
Net income from continuing operations ($)	49,132,041	6,019,979
Loss from discontinued operations, net of tax ($)	—	(265,927)
Net income ($)	49,132,041	5,754,052
Diluted EPS ($)	0.47	0.05
U.S. equity dollar value traded (in $ millions)	559,672	470,676
U.S. equity trades executed (in thousands)	61,019	52,849
Average daily U.S. equity trades (in thousands)	984	866
Nasdaq and Listed equity shares traded (in millions)	27,861	29,099
OTC Bulletin Board and Pink Sheet shares traded (in millions)	373,676	295,799
Average revenue capture per U.S. equity dollar value traded (bps)	2.3	1.7
Average month-end balance of assets under management (in $ millions)	2,946.2	3,478.9
Quarterly fund return to investors*	8.5%	0.8%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

“Knight’s Global Markets businesses were very profitable across the board in the first quarter,” Mr. Joyce said. “The broker-dealer business turned in its third solid quarter in a row and its best performance since decimalization. Our increasingly automated process both improved earnings and helped us maintain our industry-leading execution quality. Revenues from our institutional business are up more than 20% from the fourth quarter, due to a combination of deeper account penetration and increased market activity. Client interest is building around new offerings like technical research and direct market access, as well as in our newly acquired spot foreign exchange trading capabilities. Meanwhile, our Asset Management business segment earned as much in the first quarter of 2006 as it did in all of 2005.”

Mr. Joyce continued, “Knight has delivered on our promises of a year ago. We introduced significant improvements to the broker-dealer business and grew the institutional business, where our unbundled offering resonates with clients as more market participants call for greater transparency on trade execution fees and commissions. We made prudent acquisitions to expand our offering, and we will continue to innovate as we provide our clients with more choices for market access across asset classes.”

Global Markets

During the first quarter of 2006, the Global Markets business segment generated total revenues of $187.9 million, compared to $108.0 million in the first quarter of 2005. In the first quarter of 2006, the Global Markets business segment reported pre-tax operating earnings of $56.5 million, compared to a pre-tax operating loss of $700,000 in the first quarter of 2005.

Effective April 1, 2006, Knight completed its acquisition of Hotspot FX, Inc., a privately held firm, in an all-cash deal for $77.5 million. Hotspot provides institutions and dealers with spot foreign exchange execution through an advanced, fully electronic platform. The results of the Hotspot division will be included within the Global Markets business segment beginning with the second quarter of 2006.

Asset Management

During the first quarter of 2006, the Asset Management business segment, Deephaven Capital Management, generated $70.5 million in asset management fees, compared to $17.9 million in the same period a year ago. In the first quarter of 2006, the Asset Management business segment reported pre-tax operating earnings of $26.8 million, compared to pre-tax operating earnings of $5.1 million in the first quarter of 2005. Asset Management had approximately $3.0 billion under management at March 31, 2006, down from the $3.5 billion under management at March 31, 2005, but consistent with assets under management at December 31, 2005.

On February 9, 2006, the company filed an SEC Report on Form 8-K to disclose that Deephaven had submitted an offer of settlement to the staff of the Securities and Exchange Commission (“SEC” or “Commission”), which the staff has agreed to recommend to the Commission, to resolve a previously disclosed investigation concerning trading activity associated with certain Private Investments in Public Equities (“PIPEs”). The company has recorded total charges relating to this matter of $5.7 million pre-tax, including $2.0 million in the second quarter of 2005 and $3.7 million in the fourth quarter of 2005. The offer of settlement is subject to final approval by the SEC.

Corporate

In the first quarter of 2006, the Corporate segment reported pre-tax operating income of $6.7 million, compared to pre-tax operating income of $5.9 million in the first quarter of 2005. Included in the first quarter 2005 results is a pre-tax gain of $9.6 million related to the sale of a part of the company’s original equity ownership in the International Securities Exchange.

The company’s corporate investment in the Deephaven funds earned $19.0 million pre-tax during the first quarter of 2006, compared to a small pre-tax loss of $172,000 during the first quarter of 2005. As of March 31, 2006, the company had $209.8 million in cash and cash equivalents and a $278.0 million corporate investment in funds managed by Deephaven.

The company had $885.9 million in stockholders’ equity as of March 31, 2006, equivalent to a book value of approximately $8.51 per diluted share.

During the first quarter of 2006, the company did not repurchase any additional shares under its $345 million stock repurchase program. To date, the company has repurchased 37.6 million shares for $295.9 million. At its April 18, 2006 meeting, the Board of Directors authorized a $150 million increase in the size of its repurchase program to $495 million from $345 million. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s website, www.knight.com. The company will conduct its first quarter 2006 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, April 19, 2006. To access Knight’s earnings conference call, please dial 800.500.0311 for domestic callers or 719.457.2698 for international callers. When prompted, provide the passcode, which is 1525848. The conference call will be webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for March 2006 on its website before the start of trading today.

* * *

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides comprehensive trade execution solutions and asset management services. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets for institutions and private clients. Our Global Markets business provides a broad range of customized trade execution products and services across multiple asset classes for broker-dealers, institutions and issuer companies. We continually apply knowledge and innovation to the trading and asset management processes to build lasting client partnerships through consistent performance and superior client service. More information about Knight can be found at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its pre-tax operating income (loss) amounts for certain reporting periods before charges, writedowns, lease loss accruals and discontinued operations to assist the reader in understanding the impact of these charges, writedowns, lease loss accruals and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Greta Morley
Senior Managing Director,	Vice President,	Vice President,
Corporate Communications	Corporate Communications	Marketing Communications
& Investor Relations	201-356-1523 or	& Public Relations
201-557-6954 or	kfitzsimmons@knight.com	201-557-6948 or
mwyrwas@knight.com		gmorley@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2006	2005
Revenues
Commissions and fees	$98,862,709	$70,116,011
Net trading revenue	80,039,151	37,421,828
Asset management fees	70,511,043	17,880,667
Interest and dividends, net	3,313,976	2,339,800
Investment income and other	23,728,941	9,798,564

Total revenues	276,455,820	137,556,870

Transaction-based expenses
Execution and clearance fees	28,924,406	23,546,783
Soft dollar and commission recapture expense	17,707,700	15,484,575
Payments for order flow and ECN rebates	9,873,398	7,404,075

Total transaction-based expenses	56,505,504	46,435,433

Revenues, net of transaction-based expenses	219,950,316	91,121,437

Other direct expenses
Employee compensation and benefits	99,556,170	56,857,441
Communications and data processing	7,638,143	7,813,959
Professional fees	6,383,123	3,776,416
Depreciation and amortization	4,407,695	4,302,413
Occupancy and equipment rentals	3,352,487	4,122,656
Business development	2,122,317	1,293,336
Writedown of assets and lease loss accrual	7,997,434	—
Other	6,448,370	2,653,746

Total other direct expenses	137,905,739	80,819,967

Income from continuing operations before income taxes	82,044,577	10,301,470
Income tax expense	32,912,536	4,281,491

Net income from continuing operations	49,132,041	6,019,979
Loss from discontinued operations, net of tax	—	(265,927)

Net income	$49,132,041	$5,754,052

Basic earnings per share from continuing operations	$0.49	$0.06

Diluted earnings per share from continuing operations	$0.47	$0.05

Basic and diluted earnings per share from discontinued operations	$—	$—

Basic earnings per share	$0.49	$0.05

Diluted earnings per share	$0.47	$0.05

Shares used in computation of basic earnings per share	100,422,995	108,858,845

Shares used in computation of diluted earnings per share	104,129,560	112,409,158

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$209,788,170	$230,591,067
Securities owned, held at clearing brokers, at market value	521,627,396	380,366,778
Receivable from brokers and dealers	373,697,872	229,828,734
Investment in Deephaven sponsored funds	277,997,650	281,656,753
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	66,790,659	67,656,533
Strategic investments	45,144,858	31,896,425
Goodwill	49,182,880	47,682,880
Intangible assets, less accumulated amortization	29,038,309	29,773,442
Other assets	151,728,350	116,563,732

Total assets	$1,724,996,144	$1,416,016,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$505,315,801	$345,457,499
Payable to brokers and dealers	121,810,022	35,102,415
Accrued compensation expense	98,081,170	117,763,834
Accrued expenses and other liabilities	113,866,013	94,244,447

Total liabilities	839,073,006	592,568,195

Stockholders’ equity
Class A common stock	1,408,278	1,397,457
Additional paid-in-capital	486,828,791	473,945,690
Retained earnings	702,645,732	653,513,691
Treasury stock, at cost	(297,194,792)	(294,652,742)
Accumulated other comprehensive income, net of tax	16,558,690	10,350,387
Unamortized stock-based compensation	(24,323,561)	(21,106,334)

Total stockholders’ equity	885,923,138	823,448,149

Total liabilities and stockholders’ equity	$1,724,996,144	$1,416,016,344

KNIGHT CAPITAL GROUP, INC.

PRE-TAX OPERATING EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended
	March 31, 2006	March 31, 2005
Global Markets
Revenues	$187.9	$108.0
Operating Expenses	131.4	108.7

Pre-Tax Operating Earnings	56.5	(0.7)

Asset Management
Revenues	70.9	18.1
Operating Expenses	44.1	13.0

Pre-Tax Operating Earnings	26.8	5.1

Corporate
Revenues	17.7	11.5
Operating Expenses	11.0	5.6

Pre-Tax Operating Earnings	6.7	5.9

Consolidated
Revenues	276.5	137.6
Operating Expenses	186.5	127.3

Pre-Tax Operating Earnings	$90.0	$10.3

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF TOTAL GAAP EXPENSES AND PRE-TAX GAAP INCOME TO

OPERATING EXPENSES AND PRE-TAX OPERATING EARNINGS*

Amounts in millions

(Unaudited)

TOTAL GAAP EXPENSES TO OPERATING EXPENSES

	For the three months ended March 31, 2006
	Global Markets	Asset Management	Corporate	Total
Transaction-based expenses	$56.5	$—	$—	$56.5
Other direct expenses	82.9	44.1	11.0	138.0

TOTAL GAAP EXPENSES	139.4	44.1	11.0	194.5
Writedown of assets and lease loss accrual	(8.0)	—	—	(8.0)

OPERATING EXPENSES	$131.4	$44.1	$11.0	$186.5

	For the three months ended March 31, 2005
	Global Markets	Asset Management	Corporate	Total
Transaction-based expenses	$46.4	$—	$—	$46.4
Other direct expenses	62.3	13.0	5.6	80.9

TOTAL GAAP EXPENSES	108.7	13.0	5.6	127.3
Net impact of adjustments	—	—	—	—

OPERATING EXPENSES	$108.7	$13.0	$5.6	$127.3

PRE-TAX GAAP INCOME TO PRE-TAX OPERATING EARNINGS

	For the three months ended March 31, 2006
	Global Markets	Asset Management	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$48.5	$26.8	$6.7	$82.0

Adjustment:
Writedown of assets and lease loss accrual	8.0	—	—	8.0

PRE-TAX OPERATING EARNINGS	$56.5	$26.8	$6.7	$90.0

	For the three months ended March 31, 2005
	Global Markets	Asset Management	Corporate	Total
PRE-TAX GAAP INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$(0.7)	$5.1	$5.9	$10.3

Adjustments:
Net impact of adjustments	—	—	—	—

PRE-TAX OPERATING EARNINGS	$(0.7)	$5.1	$5.9	$10.3

*	Totals may not add due to rounding.